                                                                   EXHIBIT 10.18
                               BankBoston, N.A.
                              100 Federal Street
                          Boston, Massachusetts 02110



                            As of December 16, 1998

SatCon Technology Corporation
SatCon Film Microelectronics, Inc.
K&D MagMotor Corp.
161 First Street
Cambridge, Massachusetts  02142

Attention:  David B. Eisenhaure, President

Dear David:

This letter (this "Letter Agreement") will confirm that BankBoston, N.A. (the "Bank") holds available for SATCON TECHNOLOGY CORPORATION, SATCON FILM MICROELECTRONICS, INC., and K&D MAGMOTOR CORP. (collectively, the "Borrowers") a $2,000,000 demand discretionary line of credit. All capitalized terms used but not defined in the text of this Letter Agreement shall have the meanings specified on Annex 1 attached hereto.
             -------

All borrowings under this line (each a "Loan" and collectively, the "Loans") will be the joint and several obligations of the Borrowers and will be used by the Borrowers for working capital purposes and capital expenditures. All outstanding amounts borrowed will be payable on demand.

Upon satisfaction of the Closing Conditions, borrowings will be made available at the Bank's sole discretion, subject to Borrowing Base Availability, and will bear interest at the Bank's Alternate Base Rate in effect from time to time plus
                                                                            ----
1.5% per annum. Loans will be available on a same-day basis and prepayment of Loans may be made without penalty.

Loans will be evidenced by a Demand Promissory Note in the form of Annex 2
                                                                   -------
attached hereto (the "Note"). Each borrowing and the corresponding information will be recorded on such Note on the day of borrowing. The Bank's corresponding records of debit and credit will be additional evidence of Loans made hereunder.

The Borrowers shall also be permitted to request that standby and documentary letters of credit be issued for their account in lieu of Loans hereunder, provided that at the time the Borrowers request the issuance of a letter of
--------
credit and after giving effect to the issuance thereof, the LC Amount (as hereinafter defined) shall not exceed (i) $250,000 or (ii) an amount which, when added to the current debit balance in the Loan Account, would not exceed the Borrowing Base Availability. If in our discretion we agree to issue such letters of credit, the Borrowers shall enter into such agreements and execute such documents as the Bank customarily requires in like transactions, including without limitation, a letter of credit application and agreement. Any and all amounts drawn under letters of credit shall be immediately due and payable by the Borrowers to the Bank and, in any event, shall bear interest at four percent (4%) above the Alternate Base Rate then in effect until fully paid. All standby letters of credit shall bear such fees as are mutually agreed to by the Bank and the Borrowers, and all standby and documentary letters of credit shall bear such other fees as are customarily charged by the Bank on such letters of credit.

The anticipated availability of borrowings under this demand discretionary facility is subject to our usual conditions that we continue to be satisfied with the affairs of the Borrowers and to any changes in government regulations or monetary policies. In addition, availability of borrowings will at all times be subject to Borrowing Base Availability.

Each Borrower agrees that it will not, without our prior written consent, create or suffer to exist any security interest, lien or other encumbrance ("Encumbrances") upon or with respect to any of its properties or assets, except for Encumbrances in favor of the Bank pursuant to the Security Agreement between such Borrower and the Bank of even date herewith. Each Borrower also agrees that it does not have any indebtedness, nor will it incur any indebtedness, other than the indebtedness reflected hereby, customary trade debt (not for borrowed money) in the ordinary course of business, and the $600,000 indebtedness to Albert R. Snider by SatCon Film Microelectronics, Inc. as reflected in that certain Promissory Note dated March 1, 1995, so long as such debt is promptly paid and discharged when due or in conformity with customary trade terms and practices, without our prior written consent. No Borrower will, without our prior written consent, declare any dividends or make any distributions or other payments (other than salary in the ordinary course of business) to its shareholders.

Each Borrower represents and warrants to us that it is not in default under any material agreement or instrument to which it is a party or by which it is bound and that it is in compliance with all laws, statutes, regulations and rules applicable to it. Further, each Borrower agrees to notify us promptly of the occurrence (or, if known, the anticipated occurrence) of any of the following events: (i) any default under this Letter Agreement or the other Loan Documents or any default, acceleration or demand under any other agreement or instrument to which it is a party, by which it is bound or of which it is a guarantor, (ii) any material adverse change in the business, properties, condition (financial or otherwise) or prospects of any Borrower, or (iii) any failure of any Borrower to comply with any law, statute, regulation or rule applicable to it or the receipt of any notice regarding such potential non-compliance.

The Borrowers will furnish to the Bank such financial or other information regarding their business and operations as we may reasonably request, by prior written notice, from time to time, including, in any event, annual financial statements (including a balance sheet and related statements of income and cash flow) within 90 days after the end of each fiscal year certified by independent public accountants acceptable to the Bank, quarterly financial statements (including a balance sheet and related statements of income and cash flow) within 45 days after the end of each fiscal quarter certified by the chief financial officer of Satcon on behalf of the Borrowers, monthly financial statements (including a balance sheet and related statements of income and cash flow) within 30 days after the end of each fiscal month certified by the chief financial officer of Satcon on behalf of the Borrowers, and monthly borrowing base reports (along with detailed accounts receivable aging reports), in form satisfactory to the Bank, within 7 days after the end of each fiscal month. All such monthly and quarterly financial statements shall be on a consolidated and consolidating basis and all such annual financial statements shall be on a consolidated basis. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.

As a condition to entering into this Letter Agreement and the financing contemplated hereby, we shall require a perfected first-priority security interest in all assets of each Borrower, as more fully described in the Security Agreement referred to above, securing all of the Borrowers' joint and several obligations to the Bank hereunder, under the Note and under the other Loan Documents (collectively, the "Obligations").

Upon acceptance of this Letter Agreement, the Borrowers will pay to the Bank a non-refundable set-up fee of $10,000 (the "Fee"), less any amounts previously paid to the Bank as a deposit. The Borrowers will also pay all reasonable costs, fees and expenses in connection with the preparation and negotiation of the terms of this Letter Agreement and other Loan Documents (whether or not the facility closes), and in connection with the amendment, administration or enforcement hereof or thereof.

The Borrowers shall have the right to terminate this Letter Agreement upon prior written notice to the Bank. The Bank shall have the right to terminate this Letter Agreement at any time.

Please sign the form of acceptance on the enclosed counterpart of this Letter Agreement and the Note attached hereto as Annex 2, and return the same, together
                                          -------
with all of the other Loan Documents, to the undersigned, and complete all of the other acts necessary to fulfill the Closing Conditions, on or before December 16, 1998.

We are pleased to be of service to you.

                             Very truly yours,

                                                 BANKBOSTON, N.A.



                                                 By: /s/ Henry L. Petrillo
                                                     --------------------------
                                                     Title: Director


Accepted and Agreed:

SATCON TECHNOLOGY CORPORATION



By: /s/ David B. Eisenhaure
    ----------------------------
    Title:  President


SATCON FILM MICROELECTRONICS, INC.



By: /s/ David B. Eisenhaure
    ----------------------------
    Title:  President


K&D MAGMOTOR CORP.



By: /s/ David B. Eisenhaure
    ----------------------------
    Title:  President


Date:  December 16, 1998

                                    ANNEX 1
                                    -------

"Alternate Base Rate" shall mean the higher of (i) the annual rate of interest announced from time to time by the Bank at its head office in Boston, Massachusetts as its "Base Rate" and (ii) one-half of one percent (1/2%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time. Any change in the Base Rate shall result in a corresponding change on the same day in the rate of interest accruing from and after such day on the unpaid balance of principal of the Loans, if any, effective on the day of such change in the Base Rate.

"Borrowing Base Availability" shall mean an amount equal to the lesser of (i) $2,000,000 less the LC Amount and (ii) the sum of 80% of the Eligible Accounts
           ----
Receivable of the Borrowers plus 40% of the Eligible Inventory of the Borrowers,
                            ----
provided that the Bank reserves the right, in its sole discretion, to increase
--------
or decrease the foregoing percentage or to modify the eligibility requirements at any time.

"Closing Conditions" shall mean each of the following:


     (i) the Bank has received duly authorized, executed and delivered originals of each of the Loan Documents, each in form and substance satisfactory to the Bank;

     (ii)   the Bank has completed satisfactory management and trade checkings;

     (iii) there has not occurred any material adverse change in the condition (financial or otherwise), operations, assets, income and/or prospects of any Borrower;

     (iv) each Borrower is in compliance with all of the terms of each Loan Document;

     (v) the Bank has received each of the other items required to be delivered by the Borrowers on the Closing Agenda attached as Annex 3
                                                                         -------
            to the Letter Agreement; and

     (vi) there has not been any change in any law or regulation or interpretation thereof that, in the Bank's opinion, would make it illegal or against the policy of any governmental agency or authority for the Bank to make the Loans hereunder.

"Eligible Accounts Receivable" shall mean the aggregate accounts receivable of a
Borrower:

     (i) in which the Bank has a valid and perfected first-priority security interest;

     (ii) which are not unpaid more than 90 days from the date the corresponding service was rendered or performed by such Borrower;

     (iii)  which arose in the ordinary course of business;

     (iv) which are not progress or advance billings for work not yet performed (including, without limitation, advance billings for up-front "non-recurring engineering" and "burn-in charges");

     (v) which do not arise from the rendering of services on a contract basis; and

     (vi) which have not been designated by the Bank in its sole discretion as unacceptable.

"Base Inventory" shall mean inventory (other than work-in-process) as to which a Borrower has acquired title, the Bank has acquired a valid and perfected first-priority security interest, and such Borrower has furnished to the Bank information relating thereto as provided in this Letter Agreement. Inventory immediately loses the status of Base Inventory if and when a Borrower sells it, otherwise passes title thereto or consumes it or the Bank releases or transfers its security interest therein. Anything herein to the contrary notwithstanding, Base

Inventory shall exclude all inventory owned by K&D MagMotor Corp. unless and until it institutes a tracking system capable of reporting changes in its inventory on a monthly basis, which system shall be satisfactory to the Bank in its sole discretion.

"Eligible Inventory" shall mean the net value of Base Inventory, calculated at the lesser of fair market value or cost determined on the "first in, first out" basis after taking into account charges and liens (other than those of the Bank) of all kinds against the Base Inventory, changes in the market value thereof, and transportation, processing and other handling charges affecting the value thereof, all as determined by the Bank in its sole discretion, which determination shall be final and binding upon the Borrowers.

"Loan Documents" shall mean, collectively, (i) this Letter Agreement, (ii) the Note, (iii) the separate Security Agreements of even date herewith between each Borrower and the Bank, (iv) the separate Solvency Certificates of each Borrower of even date herewith in favor of the Bank, and (v) the letters of credit issued pursuant to this Letter Agreement and all documents, instruments and contracts (including applications) delivered in connection therewith, as any of the foregoing may be amended from time to time; along with any and all other agreements, certificates or documents executed and delivered by any Borrower to the Bank in connection with the foregoing or the transactions contemplated hereby or thereby, whether executed and delivered on or before the Closing Date or at any time thereafter.

"LC Amount" shall mean, with respect to all letters of credit issued by the Bank and outstanding at any time, an aggregate amount equal to the sum of (i) the maximum amount then available to be drawn under such letters of credit (without regard to whether any conditions to drawing could then be met), plus (ii) the aggregate amount of any unreimbursed draws under such letters of credit.

                         SATCON TECHNOLOGY CORPORATION
                      SATCON FILM MICROELECTRONICS, INC.
                              K&D MAGMOTOR CORP.

                            DEMAND PROMISSORY NOTE
                            ----------------------


$2,000,000                                             December 16, 1998
                                                      Boston, Massachusetts



          FOR VALUE RECEIVED, the undersigned (collectively, the "Borrowers"), by this promissory note ("this Note"), absolutely and unconditionally, and jointly and severally, promise to pay to the order of BANKBOSTON, N.A. (the "Bank"), at the head office of the Bank in Boston, Massachusetts, ON DEMAND, TWO MILLION DOLLARS ($2,000,000) or, if less, the aggregate principal amount of all loans made by the Bank to the Borrowers as shown in the schedule attached hereto (the "Note Schedule"), together with interest on each loan from the date such loan is made until the maturity thereof at the applicable rate set forth in the Note Schedule.

          Interest on the principal amount of each loan shall be payable in arrears ON DEMAND, provided that unless sooner demanded interest on each loan
                   --------
shall be payable on the first day of each successive calendar month, beginning on the first of such dates occurring after the date of such loan and when such loan is due.

          Loans shall bear interest at a rate per annum equal to the rate of interest from time to time in effect under that certain Discretionary Demand Line Letter of even date herewith among the Borrowers and the Bank (the "Line Letter").

          Upon demand, there shall become absolutely due and payable by the Borrowers and the Borrowers hereby jointly and severally promise to pay to the Bank, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

          Interest shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. All payments hereunder shall be made in lawful currency of the United States of America in immediately available and freely transferable funds. All payments hereunder shall be made without set-off or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature.

          Overdue payments of principal of any loan (whether after demand or otherwise), and, to the extent permitted by applicable law, overdue interest, fees, expenses and other charges, shall bear interest, payable on demand and compounded daily, at a rate per annum equal to 4% above the Base Rate.

          The Borrowers will have the right to prepay the unpaid principal of each loan in full or in part without penalty or charge, provided that all of the
                                                        --------
unpaid interest accrued on the amount so prepaid to the date of such payment must be paid at the time of any such prepayment. The Borrowers will be entitled at the Bank's discretion to reborrow all or any part of the principal of any loan repaid or prepaid prior to demand by the Bank.

          To the extent permitted by law and not expressly required under any of the Loan Documents, the Borrowers hereby irrevocably waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note. The Borrowers hereby absolutely and irrevocably consent and submit to the jurisdiction of the Courts of the Commonwealth of Massachusetts and of any Federal Court located in the said Commonwealth in connection with any actions or proceedings brought against the Borrowers by the Bank arising out of or relating to this Note.

          EACH BORROWER HEREBY WAIVES TRIAL BY JURY, AND HEREBY WAIVES RIGHTS OF SETOFF, IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE, THE LINE LETTER OF EVEN DATE HEREWITH, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO AMONG THE BORROWERS AND THE BANK. EACH BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

          The failure of the Bank to exercise all or any of its rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or in any other instance.

          All notices, demands or other communications to or upon the Borrowers pursuant to this Note shall be in writing, either delivered in hand or sent to the undersigned by first-class mail, postage prepaid, or by telex, telefax, facsimile transmission or telegraph, addressed to the undersigned, marked "Attention: David B. Eisenhaure" at the address of the Borrowers set forth below or at such other address as the Borrowers shall have designated in a written notice to the Bank.

          Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrowers hereby jointly and severally promise to pay to the Bank, upon demand by the Bank at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys' fees and all other reasonable collection charges and expenses incurred or sustained by the Bank.

          This instrument shall have the effect of an instrument executed under seal and shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflicts of law rules.

          Each of the Borrowers shall be jointly and severally liable for the full amount owing under this Note.

          IN WITNESS WHEREOF, this NOTE has been duly executed by each of the undersigned on the date first above written in Boston, Massachusetts.

[SEAL]

Attest:                                     SATCON TECHNOLOGY CORPORATION



/s/ Michael C. Turmelle                     By: /s/ David B. Eisenhaure
-----------------------------                  -----------------------------
                                               Title:  President

                                            Address:  161 First Street
                                            Cambridge, Massachusetts  02142


Attest:                                     SATCON FILM
                                            MICROELECTRONICS, INC.


/s/ Michael C. Turmelle                     By: /s/ David B. Eisenhaure
-----------------------------                  -------------------------------
                                               Title:  President

                                            Address:  161 First Street
                                            Cambridge, Massachusetts  02142



Attest:                                     K&D MAGMOTOR CORP.


/s/ Michael C. Turmelle                     By: /s/ David B. Eisenhaure
-----------------------------                  -------------------------------
                                               Title:  President

                                            Address:  161 First Street
                                            Cambridge, Massachusetts  02142

                       NOTE SCHEDULE TO PROMISSORY NOTE

                           DATED:  December 16, 1998

                                                      Date and
                        Principal                     Amount of
                        Amount of      Interest        Payment       Notation
     Date of Loan          Loan          Rate         Received       Made By
     ------------          ----          ----         --------       -------


                                       Base Rate
                                       plus 1.5%*

______________________________________
*    The Base Rate shall have the meaning set forth in the Line Letter.

                         SATCON TECHNOLOGY CORPORATION

                              SECURITY AGREEMENT


     This SECURITY AGREEMENT is made as of December 16, 1998 between SATCON TECHNOLOGY CORPORATION ("SatCon"), a Delaware corporation having its principal place of business and chief executive office at 161 First Street, Cambridge, Massachusetts 02142, and BANKBOSTON, N.A. (the "Bank"), a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110.

     WHEREAS, SatCon has requested the Bank to enter into a certain Discretionary Demand Line Letter of even date herewith (the "Letter Agreement") pursuant to which the Bank may, in its discretion, make loans to SatCon, SatCon Film Microelectronics, Inc. ("FMI"), and K&D MagMotor Corp. ("K&D") upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Bank is unwilling to enter into the Letter Agreement and to make any discretionary loans thereunder unless SatCon shall execute and deliver this Security Agreement and grant the security interests herein provided;

     NOW, THEREFORE, in order to induce the Bank to enter into the Letter Agreement and to make or extend to SatCon, FMI, and K&D one or more discretionary loans, advances, or other extensions of credit, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.  The following terms shall have the meanings set forth
          -----------
below. All capitalized terms used herein, but not defined herein, shall have the same meanings as set forth in the Letter Agreement. Terms not otherwise defined herein shall have the meanings ascribed to them, if any, under the Massachusetts Uniform Commercial Code.

          "Account and Accounts Receivable" means individually and collectively, all rights to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon (including, without limitation, all accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any Person for goods sold by it or for services rendered by it), all guaranties and security therefor, and all right, title and interest of such Person in the goods or services giving rise thereto and the rights pertaining to such goods, including rights of reclamation and stoppage in transit, and all related insurance, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to such Person.

          "Collateral" means all personal property and fixtures of SatCon of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located, including, but not limited to, the following: all Inventory of SatCon; all furniture, fixtures and similar property of SatCon; all machinery and equipment of SatCon; all Accounts of SatCon; all contract rights of SatCon, including without limitation, all rights of SatCon as a bailee; all other rights of SatCon to the payment of money, including without limitation amounts due from Affiliates, bailors, tax refunds, and insurance proceeds; any and all rights SatCon may have pursuant to a bailee's lien; all interests of SatCon in goods as to which an Account shall have arisen; all files, records (including without limitation computer programs, tapes and related electronic data processing software and electronic data) and writings of SatCon or in which SatCon has an interest in any way relating to the foregoing property; all goods, instruments, documents of title, policies and certificates of insurance, securities, investment property, chattel paper, deposits, cash or other property owned by SatCon or in which SatCon has an interest which are now or may hereafter be in the possession of the Bank or as to which the Bank may now or hereafter control possession by documents of title or otherwise (including, without limitation, the issued and outstanding capital stock of any subsidiaries of SatCon and all balances or other sums credited by or due from the Bank or any of its branch or affiliate offices); all general intangibles of SatCon (including without limitation all patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing; all goodwill connected with the use of and symbolized by trademarks, trade names and service marks of SatCon; all rights to use patents, trademarks, trade names, service marks and copyrights of any person; and any rights of SatCon to retrieval from third parties of electronically processed and recorded information pertaining to any of the types of collateral referred to in this definition); any other property of SatCon, real or personal, tangible or intangible, in which the Bank now has or hereafter acquires a security interest or which is now or may hereafter be in the possession of the Bank; any sums at any time credited by or due from the Bank to SatCon, including deposits; and proceeds and products of and accessions to all of the foregoing; provided, however, that the definition of Collateral
                         --------  -------
shall not include any contracts or general intangibles for which a grant of a security interest therein is prohibited by contract.

          "Inventory" means all of SatCon's inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by SatCon, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contracts, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by SatCon.

          "Obligations" shall mean all of the joint and several obligations of payment and performance of SatCon, FMI, and K&D under the Letter Agreement.

     2.   Satisfaction of Obligations.  SatCon hereby promises to pay or
          ---------------------------
otherwise satisfy all Obligations when the same shall become due, whether at maturity, by acceleration or otherwise.

     3.   Grant of Security Interest.
          --------------------------

     3.1  Collateral.  As security for the prompt and unconditional payment and
          ----------
performance of the Obligations, SatCon hereby grants to the Bank, a continuing security interest in all Collateral, whether now owned or existing or hereafter arising or acquired and wherever located; and in each case in all proceeds, products, and accessions thereof, all causes of action and remedies relating thereto and all guaranties and security therefor. SatCon agrees that the security interest herein granted has attached and shall continue until the Obligations have been paid, performed and indefeasibly discharged in full and the Bank has terminated the discretionary credit facility provided under the Letter Agreement.

     3.2  Deposits.  Any and all deposits or other sums at any time credited by
          --------
or due from the Bank or any of its affiliates to SatCon shall at all times constitute security for Obligations and may be set-off against any Obligations at any time whether or not they are then adequate. Any and all instruments, documents, policies and action, general intangibles, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or proceeds thereof) owned by SatCon or in which SatCon has an interest, which now or hereafter are at any time in the possession or control of the Bank or any of its affiliates or in transit by mail or carrier to or from the Bank or such affiliate or in the possession of any third party acting on its behalf, without regard to whether the Bank or such affiliate received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or had conditionally released the same, shall constitute security for Obligations and may be applied at any time to Obligations which are then owing, whether due or not due.

     3.3  Insurance.  SatCon hereby assigns to the Bank, all sums, including,
          ---------
without limitation, return of premiums, which may become payable under any of SatCon's policies of insurance and directs each insurance company issuing any such policy to make payment thereof directly to the Bank.

     3.4  Obtaining Consents to Assignments.  SatCon shall use its best efforts,
          ---------------------------------
in good faith, to obtain consents to assign to the Bank all contracts and general intangibles for which a grant of a security interest therein is prohibited by contract.

     4.   Collateral.
          ----------

          4.1  Location of Collateral.  SatCon's principal place of business is
               ----------------------
located at the address shown on Exhibit A attached hereto and the records
                                ---------
relating to SatCon's Accounts Receivable are kept at that address. SatCon will not change such principal place of business without giving at least thirty (30) days' prior written notice to the Bank. The Collateral will be kept at the location(s) listed on Exhibit A and such new locations as SatCon shall establish
                      ---------
not sooner than seven (7) days after having given written notice thereof to the Bank.

          4.2  Instruments.  If any Accounts Receivable are at any time
               -----------
evidenced by promissory notes, trade acceptances or other instruments for the payment of money, SatCon will immediately deliver the same to the Bank, appropriately endorsed to the Bank's order and, regardless of the form of such endorsement and to the extent permitted by law, SatCon hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

          4.3  No Transfers.  Except as expressly permitted by the Letter
               ------------
Agreement, SatCon shall not sell, lease or transfer or further encumber any of the Collateral (except that Inventory (if any) may be sold in the ordinary course of business and obsolete assets may be sold for their fair market value provided that SatCon shall, immediately upon receipt of any cash in excess of $5,000 from any such divestiture of Collateral, pay such amounts to the Bank to apply to the Discretionary Demand Line to the extent there is any balance then outstanding) without the prior written consent of the Bank until the Bank has determined that the Obligations have been indefeasibly paid in full.

          4.4  Representations.  SatCon represents, warrants and agrees as
               ---------------
follows:

               (a) SatCon has no knowledge of any fact that would impair the validity or make uncollectible any material amount of the Collateral that is Accounts Receivable, chattel paper, general intangibles, contract rights, documents or instruments, and, to the best of SatCon's knowledge, each obligor liable upon such Collateral has and will have capacity to contract.

               (b) The items making up the Inventory at any time are and will be salable in the ordinary course of SatCon's business.

               (c) Each Account Receivable is and will be a true and correct statement of the actual indebtedness incurred by each account debtor with respect thereto, and arises and will arise out of or in connection with the sale or lease of goods or for the rendering of services by SatCon to each such account debtor.

               (d) No presently effective financing statement under the Uniform Commercial Code naming SatCon as debtor is on file in any jurisdiction and SatCon has not signed any presently effective security agreement authorizing any secured party thereunder to file a financing statement except for the Bank and as otherwise permitted in the Letter Agreement.

               (e) SatCon's exact legal name is set forth at the beginning of this Agreement and SatCon does not conduct business under any other name except as set forth on Exhibit A attached hereto.
                ---------

               (f) At the time that SatCon pledges, sells, assigns or transfers to the Bank any instrument, document of title, security, chattel paper or other property or any proceeds or products thereof, or any interest therein, such entity shall be the lawful owner thereof, or the lawful holder of the leasehold interest therein, and shall have the right to pledge, sell, assign or transfer the same, and SatCon shall defend the same against the claims and demands of all persons.

     5.   Proceeds of Collateral.
          ----------------------

          5.1  Collection By SatCon.  SatCon will collect with diligence, to
               --------------------
the extent consistent with its collection policies, all of the proceeds of SatCon's Accounts Receivable, Inventory, instruments, chattel paper, general intangibles, and contract rights pursuant to this Agreement. The Bank will at any time have the right to require SatCon (i) to enter into a lockbox arrangement with the Bank or its representative or designee for the collection of such remittances and payments or (ii) to maintain its deposit account(s) at the Bank or, in the alternative, at another financial institution which has agreed to accept drafts drawn on it by the Bank under a written depository transfer agreement with the Bank, and to block SatCon's account and waive its own rights as against such account.

          5.2  Collection By the Bank.  At the Bank's request, SatCon will
               ----------------------
notify account debtors that Collateral has been assigned to the Bank, and that payments by such debtors shall be made directly to the Bank, and give instruction and/or dictate on billings to such debtors that their Accounts Receivable shall be paid to the Bank. The Bank may at any time, without prior notice to SatCon, collect the proceeds of SatCon's Accounts Receivable, Inventory, instruments, chattel paper, general intangibles and contract rights and give notice of assignment thereof to any and all debtors thereof, and SatCon does hereby make, constitute and appoint the Bank its irrevocable, true and lawful attorney in fact with power to receive, open and dispose of all mail addressed to SatCon; to take possession of, sign, endorse the name of SatCon upon and collect any notes, drafts, money orders, demands, checks, instruments, payments (including payments payable under or with respect to any policy of insurance), evidences of payment, agreements, documents, and other writings that may come into the possession of the Bank in connection with the Collateral or as proceeds of Collateral; in SatCon's name or otherwise, to demand, sue for, collect and give acquittances for, any and all moneys due or to become due upon the Collateral; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary or desirable to carry out the purposes herein contemplated.

     6.   Protection of Security Interest.
          -------------------------------

          6.1  By SatCon.  SatCon shall continuously take all steps that are
               ---------
reasonably necessary or prudent to protect and maintain the security interest of the Bank in the Collateral. Without limiting the generality of the foregoing, SatCon will:

               6.1.1  No Liens.  Not create, grant or permit to exist any
                      --------
security interest or lien in or on any of the Collateral, except as permitted by the Letter Agreement;

               6.1.2  Books.  Keep and maintain separate books relating to the
                      -----
Collateral at its principal place of business listed on Exhibit A attached
                                                        ---------
hereto, not remove the same without the prior written consent of the Bank, which consent shall not be unreasonably withheld, and allow the Bank access to the books and to the Collateral at any reasonable time, upon notice, for the purpose of examination, verification, copying, extracting or other purposes as the Bank may reasonably require;

               6.1.3  Maintenance.  Maintain, preserve and protect all
                      -----------
Collateral, keep all Collateral in good condition and repair (ordinary wear and tear and obsolete items excepted);

               6.1.4  Copies.  Deliver to the Bank promptly at its reasonable
                      ------
request all schedules, lists, invoices, original bills of lading, documents of title, original purchase orders, receipts, agreements, writings and other items relating to the Collateral;

               6.1.5  Notice.  Upon reasonable request of the Bank, make, stamp
                      ------
or record on any of SatCon's books relating to the Collateral entries or legends with respect to the Bank's security interest, including, without limitation, notation of the security interest of the Bank on any certificates of title or other evidence of ownership outstanding with respect thereto;

               6.1.6  Filings.  Join with the Bank at its request from time to
                      -------
time in executing financing statements, amendments thereto and continuation statements, and pay the cost of filing the same wherever the Bank reasonably deems necessary, and do, make, execute and deliver all additional and further acts, things, deeds, powers of attorney, assurances, writings, and instruments that the Bank may reasonably require to vest completely in it and assure to it its rights hereunder and in and to the Collateral;

               6.1.7  Assignments Under the Federal Assignment of Claims Act.
                      ------------------------------------------------------
If any Accounts Receivable arise from contracts with the United States or any department, agency or instrumentality thereof, SatCon will immediately notify the Bank thereof and execute any instruments and take any steps reasonably requested by the Bank in order that all monies due and to become due thereunder shall be assigned to the Bank and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

               6.1.8  Adverse Interests.  Promptly notify the Bank of the
                      -----------------
existence of any claims, liens, security interests, rights, attachments or other encumbrances (except those permitted under the Letter Agreement) that may be or become adverse to the interest of the Bank in any of the Collateral; and defend the Collateral against all claims, liens, security interests, demands and other encumbrances of third parties at any time claiming an interest in the Collateral that is adverse to the security interest granted to the Bank (other than those expressly permitted by the Letter Agreement), and reimburse the Bank for any reasonable expenses it may incur in satisfying any of the foregoing;

               6.1.9  Insurance. Maintain insurance on the Collateral as
                      ---------
required by the Bank, it being understood that SatCon's insurance, as of the date of this Security Agreement, is acceptable to the Bank;

               6.1.10  Loss.  Notify the Bank in the event of a material loss
                       ----
of or damage to the Collateral; of any loss, theft, damage or destruction to or of any material assets(s) of SatCon not covered by insurance; of any reclamation or repossession of or any action by a creditor to reclaim or repossess any material asset(s) of SatCon; of any material adverse change in the Collateral; and of any other occurrence that may materially or adversely affect the security interest of the Bank in the Collateral;

               6.1.11  Inventory.  At least annually and whenever else
                       ---------
reasonably requested by the Bank, take a physical listing of all Inventory (if any) and provide a copy (certified by an authorized officer of SatCon, on behalf of SatCon, to be true, correct and complete) of any listing of Inventory, and perform any and all further steps reasonably requested by the Bank to perfect the Bank's security interest in Inventory;

               6.1.12  Valuation.  Notify the Bank in the event of any change
                       ---------
in the basis for valuing Inventory;

               6.1.13  Name.  Notify the Bank at least 30 days before changing
                       ----
its legal name or doing business under any name other than its legal name or the names set forth on Exhibit A;
                   ---------

               6.1.14  Expenses.  Pay all expenses incurred with respect to the
                       --------
purchase, manufacture, delivery, use, repair, storage or other handling of the Collateral, and reimburse the Bank for all reasonable expenses and all taxes that the Bank may incur in connection with the protection of its security interest in the Collateral.

               6.2  Bank Action.  The Bank is hereby authorized and permitted
                    -----------
to take any action at any time (except as expressly limited below) it reasonably deems necessary or prudent to protect the Collateral or its security interest in the Collateral, and SatCon agrees to reimburse the Bank for all reasonable costs and expenses incurred by the Bank in connection therewith. Without limiting the generality of the foregoing (but subject to the Bank's reasonably determining it necessary or prudent), SatCon hereby grants to the Bank the right, at the Bank's sole discretion:

               6.2.1  U.C.C. Statements.  To sign and file in the name and on
                      -----------------
behalf of SatCon one or more financing statements under any applicable Uniform Commercial Code naming SatCon as debtor and the Bank as secured party and indicating therein the types or describing the items of Collateral herein specified;

               6.2.2  Communication with Debtors.  In its own name or in the
                      --------------------------
name of others, and upon prior notice to SatCon, to communicate with account debtors solely in order to verify with them to the Bank's reasonable satisfaction the existence, amount and terms of any Accounts Receivable and the absence of any reductions, discounts, defenses or offsets with respect thereto; and

               6.2.3  Taxes.  (i) Discharge taxes and liens levied or placed on
                      -----
Collateral except those contested in accordance with the terms of the Letter Agreement; (ii) pay for insurance thereon or the maintenance and preservation thereof; or (iii) if SatCon shall fail to make deposits in respect of F.I.C.A. and withholding taxes, make such deposits or pay such taxes, in whole or in part, or set up such reserves as the Bank shall deem reasonably necessary in respect of SatCon's liability therefor. Any amount so paid, deposited or reserved for shall constitute a Loan under the Letter Agreement. Nothing herein shall be deemed to obligate the Bank to do any of the foregoing and the making of any one or more such payments, deposits or reserves shall not constitute an agreement by the Bank to take any further or similar action or a waiver of any right of the Bank hereunder.

     7.   Remedies.
          --------

          7.1  Action after Demand.  Whenever the Bank shall have made demand
               -------------------
for payment of the Obligations, the Bank may, at its option and without notice to SatCon:

               7.1.1 Immediately, or from time to time, take possession of the Collateral, or any of it, wherever it may be found, using all necessary force so to do but without breach of the peace, or, from time to time, require SatCon to assemble the Collateral, or any of it, and make it available to the Bank at a place designated by the Bank that is reasonably convenient to SatCon and the Bank, and SatCon waives all claims for damages due to, arising from or connected with any such taking;

               7.1.2 From time to time, proceed in the foreclosure of the Bank's security interest and sale of the Collateral, or any of it, in any manner permitted by law or provided for herein;

               7.1.3 Sell, lease or otherwise dispose of the Collateral, or any of it, at public or private sale, with or without having the Collateral, or any of it, at the place of sale, and upon terms and in such manner as the Bank may determine. Except for Collateral which is perishable or threatens to decline speedily in value or which is of a type customarily sold on a recognized market, the Bank shall give SatCon at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or other intended disposition is to be made, which notice SatCon agrees is reasonable. The Bank may bid for any of the Collateral at any public sale and acquire the same free from any redemption right, and in lieu of paying cash therefor may make settlement for the selling price by crediting upon the Obligations the net selling price after deducting all reasonable costs and expenses in any way relating thereto;

               7.1.4 From time to time in the Bank's sole discretion, postpone the time (until a time after the originally scheduled time) and change the place of any proposed public sale of any of the Collateral that has been noticed as provided above, upon at least one (1) day prior written notice to SatCon (which notice SatCon agrees is reasonable) of the new time and place of such sale (which time shall be at least seven (7) days after such notice of postponement is given to SatCon) whenever, in the Bank's reasonable judgment, such postponement or change is necessary or appropriate in order that the provisions of this Security Agreement applicable to such sale may be fulfilled or in order to obtain more favorable conditions under which such sale may take place;

               7.1.5 In case of any sale by the Bank of any of the Collateral on credit or for future delivery (which may be elected in the Bank's sole discretion), retain the Collateral so sold until the full selling price is paid by the purchaser, and the Bank shall incur no liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, the Collateral so sold may again be similarly sold;

               7.1.6 Retain the Collateral, or any of it, in satisfaction of the Obligations secured hereby;

               7.1.7 Act as attorney for SatCon in obtaining, adjusting, settling and canceling insurance, endorsing any checks or drafts, and applying any amounts collected or received by the Bank to obligations or at the option of the Bank, releasing the same to SatCon, provided that no amount so released
                                        --------
shall be deemed a payment on any Obligations secured hereby;

               7.1.8 Settle, compromise or adjust any suit, action or proceeding against SatCon with respect to any Collateral and in connection therewith, give such discharges or releases as the Bank may deem appropriate and, generally, sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Bank were absolute owner thereof for all purposes;

               7.1.9 As to the Collateral that is Accounts Receivable, chattel paper, deposit accounts, instruments, general intangibles or contract rights, the Bank may, in its own name or in the name of SatCon:

                              (i) Take any action permitted under Section 5.2 relating to such Collateral or in connection therewith, sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection therewith or in connection with other documents relating to the Collateral;

                              (ii) Receive payment of, receipt for, settle, compromise or adjust and give discharges and releases for or in respect of any and all moneys, claims and other amounts due and to become due at any time under or arising out of the Collateral;

                              (iii) File any claim and take other action in any court of law or equity or otherwise deemed appropriate by the Bank for the purpose of collecting any and all such Collateral whenever payable relating thereto, although the Bank shall not be required or obligated in any manner to make any demand or make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled hereunder at any time or times;

                              (iv) Give written notice to officials of the United States Post Office to effect change or changes of address so that all mail addressed to SatCon may be delivered directly to a Post Office box or to any other depository that may be selected by the Bank (which is hereby consented to by SatCon), and receive, open and dispose of all mail addressed to SatCon; and

                              (v) Direct obligors or any other party liable for the payment thereunder to make payment of any and all moneys at any time payable in connection therewith directly to the Bank or to an agent specified by it; and notwithstanding the foregoing, neither this Security Agreement nor the receipt by the Bank of any payment pursuant hereto shall cause the Bank to be under any obligation or liability in any respect to an obligor or any other party for the performance or observance of any of the representations, warranties, conditions or terms of any invoice, agreement or other document issued or executed in connection with any Account Receivable;

               7.1.10 Exercise any and all remedies of a secured party under the Massachusetts or other applicable Uniform Commercial Code or as otherwise provided by law.

          7.2  Additional Provisions.
               ---------------------

               7.2.1 SatCon authorizes the Bank to carry out the remedial steps set forth in Section 7.1 above and irrevocably makes, constitutes, and appoints the Bank and any officer or agent thereof with full power of substitution as SatCon's true and lawful attorney in fact in connection therewith.

               7.2.2 SatCon hereby waives, to the full extent permitted by law, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale or other disposition of any of the Collateral.

               7.2.3 Prior to any such disposition of Collateral, the Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as the Bank reasonably deems advisable, and any reasonable sums expended therefor by the Bank shall constitute loans to be repaid by SatCon and shall be secured hereby. The Bank shall have the right to pursue any remedy that it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all of the Obligations, SatCon hereby promises and agrees to pay the Bank any deficiency and the security interest herein granted shall continue in accordance with
Section 3.1 hereof in Collateral not so disposed of.

               7.2.4 The receipt of the Bank for the purchase money paid at any sale of Collateral made by the Bank shall be a sufficient discharge therefor to any purchaser of any of the Collateral sold as provided above. No such purchaser (or its representatives or assigns) other than the Bank, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or be answerable in any manner for any loss, misapplication or nonapplication of any such purchase money, or be bound to inquiry as to the authorization, necessity, expediency or regularity of any such sale.

               7.2.5 Under no circumstances shall the Bank be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or proceedings arising out of or relating thereto, but the same shall be at SatCon's sole risk at all times, it being acknowledged that the Bank will act in a commercially reasonable manner. The Bank shall not be required to take any action of any kind to collect, preserve or protect its or SatCon's rights in the Collateral or against other parties. The Bank's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

          7.3  Priority of Payment.  Any amounts collected pursuant to action
               -------------------
taken under this Section 7 shall be paid to the Bank and applied first, to the payment of any reasonable costs incurred by the Bank in taking such action; and second, to payment of all sums due to the Bank in respect of Obligations; and the excess, if any, shall be paid to SatCon.

          7.4  No Remedy Exclusive.  No remedy herein conferred upon or
               -------------------
reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No course of dealing on the part of the Bank and no delay or omission to exercise any right or power accruing upon demand for payment of the Obligations shall impair such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Section 7, it shall not be necessary to give any notice, other than any notice or notices expressly required in this Section 7.

     8.   General.
          -------

          8.1  Successors and Assigns.  This Security Agreement shall inure to
               ----------------------
the benefit of and shall be binding upon the parties hereto and their respective successors and assigns whether or not an express assignment of rights hereunder is made. No other person shall acquire or have any right under or by virtue of this Security Agreement.

          8.2  Provisions to Survive.  All representations, warranties,
               ---------------------
covenants and agreements contained in this Security Agreement shall survive the execution and delivery of the Loan Documents.

          8.3  Severability.  If any provision of this Security Agreement shall
               ------------
be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

          8.4  Amendments.  This Security Agreement may be amended, modified and
               ----------
supplemented only by written agreement of the parties hereto.

          8.5  Waivers.  No waiver of any rights or remedies hereunder shall be
               -------
deemed made by the Bank or any subsequent holder of the Note under any circumstances unless in writing and duly signed on behalf of the Bank or such holder, as the case may be. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of the right or remedy involved.

          8.6  Execution and Counterparts.  This Security Agreement may be
               --------------------------
executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

          8.7  Captions.  Captions and headings in this Security Agreement are
               --------
for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

          8.8  Written Notices.  Any notices, expressly required by this
               ---------------
Agreement to be in writing, to any party hereto shall be deemed to have been given when delivered by hand, when sent by telecopy, when delivered to any overnight delivery service freight pre-paid or 3 days after deposit in the mails, postage prepaid, and addressed to such party at its address given at the beginning of this Agreement or at any other address specified in writing. Written notices to SatCon shall be sent to the attention of David B. Eisenhaure, President, or to such other officer as may be designated by SatCon, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Masachusetts 02109, Attention:
Jeffrey Carp, Esq., and written notices to the Bank shall be sent to the attention of Paul G. Holian, Assistant Vice President, or such other officer as may be designated by the Bank, with a copy to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110-3333, Attention: Philip A. Herman, Esq. Any notice, unless otherwise specified, may be given orally or in writing.

          8.9  GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW). ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATION MAY BE INSTITUTED IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF MASSACHUSETTS, AND SATCON HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH ACTION OR PROCEEDING, PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT THE BANK'S RIGHTS TO BRING ANY LEGAL ACTION OR PROCEEDING IN ANY OTHER APPROPRIATE JURISDICTION IN WHICH EVENT, AT THE BANK'S OPTION, THE LAWS OF SUCH JURISDICTION OR OF THE COMMONWEALTH OF MASSACHUSETTS SHALL APPLY. PERSONAL JURISDICTION OVER SATCON MAY BE OBTAINED BY THE MAILING (POSTAGE PREPAID) OF A SUMMONS OR SIMILAR LEGAL DOCUMENT TO SATCON'S ADDRESS FOR NOTICES UNDER THIS AGREEMENT.

          8.10  Exhibits.  The Exhibits attached hereto are incorporated herein
                --------
for all purposes, and shall be considered a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed by their duly authorized officers or representatives, all as of the date first above written.


                                            SATCON TECHNOLOGY CORPORATION



                                            By:  /s/ David B. Eisenhaure
                                                 ---------------------------
                                                 Title:


                                            BANKBOSTON, N.A.



                                            By:  /s/ Henry L. Petrillo
                                                 ---------------------------
                                                 Title: Director

                                   EXHIBIT A
                                   ---------

I.   SatCon's Principal Place of Business:
     -------------------------------------

          Address:  161 First Street
                    Cambridge, MA  02142



II.  Other Locations of Collateral:
     ------------------------------

          Address:  530 Turnpike Street, North Andover, MA 01845

                    121 Higgins Street, Worcester, MA 01806

III. Other Names:
     ------------